1 | P a g e March 2023 Summary from the Annual Meeting On February 21, 2023, Cardinal had its Annual Meeting of Shareholders at the Union City Community High School Cafetorium in Union City, Indiana. During the meeting, three incumbent directors, Tom Chronister, Danny Huston, and Steven Snider, were elected to serve an additional three-year term. The members also elected Dan Sailer and Chad Smith to serve a one-year term, and Adam Kline to serve a two-year term. Dan, Chad, and Adam previously served as Board Advisors. The members also approved the endorsement of the compensation of our executive officers and voted the frequency of the vote for executive compensation to be every year. The minutes of the prior year’s annual meeting were also unanimously approved. Jeff Painter, CEO, gave an overview of the history of Cardinal and how the Company has grown over the years. Jeff highlighted accomplishments and noted increased yields and efficiencies achieved. Jeff noted logistical advantages that Cardinal has been able to capitalize on through ISCC certification. Bill Dartt, CFO, gave an overview of financial results for the fiscal year ended September 30, 2022, and the fiscal quarter ended December 31, 2022. He reviewed net revenue, net income, net working capital, distributions paid, and ethanol produced for the said time periods. Bill noted a delay in K-1 prepared for the tax year ended December 31, 2022, especially in relation to farmers and their tax deadlines. Bill announced that the Board of Directors declared a distribution of $500 per unit to unitholders of record as of February 21, 2023. Plant Manager, Jeremey Herlyn, gave an update on projects happening at Cardinal. Jeremey discussed the CCUS project providing details related to the project, the reasons driving it, and the anticipated future timeline. Jeremey moved on to discussing the APP project that is underway at the facility. He gave an update on advanced protein processing including how the process works and the benefits of implementing the process at Cardinal. Jeremey finished by giving a short update on other capital projects underway at the plant including additional rail siding, a Compuweigh scale system, a storage parts building, and various other small projects. Commodity Manager, Casey Bruns, gave an overview of market conditions. He discussed market volatility, the China economy, weather, interest rates, and recession. Casey went into detail on the effects of the Russian invasion of Ukraine to the commodity markets including agricultural acres, commodity prices, energy prices, and exports. Casey followed by discussing the impact

2 | P a g e China has on the commodity markets and exports. He noted the differences between Eastern and Western U.S. corn stocks and coverage. Casey ended by touching on ethanol logistics, margins, inventories and exports. Chairman Davis adjourned the Cardinal Ethanol Annual business meeting at 7:45 p.m. Distributions On February 21, 2023, the Board voted to make a $500 per unit distribution to members as of that date. That distribution was paid March 7, 2023. Remember to keep us updated with your current contact information so that we can get all information to you efficiently. When you call our office with any investor related questions, you will want to speak with Bill Dartt or Ashleigh Lawrence. Important Information Regarding your 2022 Taxes Indiana Governor Eric Holcomb signed Senate Bill 2 into law Feb. 22, 2023, authorizing certain pass-through entities, such as Cardinal Ethanol, to voluntarily elect to pay tax at the entity level based on each owner's total share of adjusted gross income. It is retroactively effective for taxable years beginning on or after January 1, 2022. The law will affect Indiana resident taxpayers and those taxpayers from other states that earn income in Indiana. Cardinal Ethanol is going to make this election for 2022. This law is quite recent, and rules and forms are still forthcoming from Indiana. The law and our election will mean your Indiana tax returns will be prepared differently than in past years. Be sure to check with your tax preparer or advisor about this new law and how it may affect your 2022 Indiana return. Non-resident unitholders, you should also discuss this with your tax advisors or preparers because each state may treat this Indiana Pass Through Entity Tax differently. For federal income tax purposes, Cardinal Ethanol will continue to be a pass-through entity, meaning that each unitholder receives a form K-1 that reflects that unitholder’s proportionate share of taxable income and other tax attributes. You should include these on your individual federal income tax return. The tax will be based on your individual income tax situation. The distributions that you received during 2022 are generally not taxable to you. You should discuss this with your tax advisor if you have special or complex tax situations. Federal 2022 K-1’s were assembled and mailed during the week of February 26, 2023. If you have still not received your K-1 and need to obtain a copy sooner than you will receive it by mail, please call our office and speak to our Accounting Department.

3 | P a g e Important Information Regarding your 2023 Taxes During 2022, Cardinal Ethanol formed joint ventures with other companies to perform and complete certain complex projects at its facility. Consequently, we must wait for tax information from these partnerships on Forms K-1 before we can complete our tax information and send our Form K-1 to you. You should not plan on having your Form K-1 from Cardinal Ethanol before March 15 each year going forward. Please consult your tax advisor or preparer throughout 2023 as you plan with him or her your tax payments and filing requirements. Quarter Ended December 31, 2022, Financial Results Below are the condensed income statements and balance sheets from our annual report filed on Form 10-Q for the quarter ended December 31, 2022. Some of the highlights and key information from the fiscal year include:  Net income was approximately $15.9 million or about $1,089 per unit for the fiscal quarter ended December 31, 2022, compared to a net income of approximately $32.3 million or about $2,218 per unit for the same period in 2021.  We experienced a decrease in ethanol gallons sold of 10% for the fiscal year quarter December 31, 2022, as compared to the same period in 2021 resulting from decreased ethanol production rates for the period due to scheduled maintenance resulting in down time at the plant.  The average price per gallon of ethanol sold for the fiscal quarter ended December 31, 2022, was approximately 6% lower than the average price for the same period in 2021, resulting primarily due to decreased energy prices, including crude oil and gasoline prices.  We experienced a decrease of approximately 7% in DDGS sold for the fiscal quarter ended December 31, 2022, as compared to the same period in 2021 due to decreased ethanol production and thus, DDGS production rates for the period.  DDGS prices were up approximately 20% for the fiscal quarter ended December 31, 2022, compared to the same period in 2021.  We experienced a decrease in corn oil sold of approximately 3% for the fiscal quarter ended December 31, 2022, as compared to the same period in 2021 resulting primarily from lower ethanol production during the current period.  Corn oil prices were up approximately 35% for the fiscal quarter ended December 31, 2022, compared to the same period in 2021 due to an increase in soybean oil prices and increased biodiesel production.  Our revenues from soybean sales decreased for the fiscal quarter ended December 31, 2022, as compared to the same period in 2021. This decrease is primarily a result of a decrease in bushels sold of approximately 20%. This decrease is primarily due to delayed timing of soybean sales in order to capture a more conducive market.

4 | P a g e  We used approximately 6% less bushels of corn to produce our ethanol, distillers’ grain and corn oil in the fiscal quarter ended December 31, 2022, compared to the same period in 2021 due to lower ethanol production levels for the current period.  Corn prices increased approximately 16% for the fiscal quarter ended December 31, 2022, compared to the same period in 2021, primarily due a smaller crop carry out from 2022’s harvest and concerns that the anticipated planting acres for 2023 will be insufficient to compensate for the smaller 2022 crop along with increased volatility in commodity prices due to the Russian invasion of Ukraine.  The cost of natural gas was approximately 20% higher for the fiscal quarter ended December 31, 2022, compared to the same period in 2021 due to increased demand, an increase in the price of crude oil and increased volatility in prices due to the Russian invasion of Ukraine.  During the fiscal year ended September 30, 2022, we purchased approximately 34% less bushels of soybeans compared to the same period in 2021 primarily due to a cash price that was not conducive to producer selling. *This information has been derived from the audited Financial Statements and accompanying notes included in our Annual Report on Form 10- K and the unaudited Financial Statements and accompanying notes included in our Quarterly Report on Form 10-Q, which are available at the SEC’s website at: www.sec.gov. You can also access the Annual and Quarterly Reports at Cardinal’s website: www.cardinalethanol.com Statements of Operations (Three Months Ended) 12/31/2022 12/31/2021 Revenues 134,948,119$ 150,256,949$ Cost of Goods Sold 117,009,175 115,338,341 Gross Profit 17,938,944 34,918,608 Operating Expenses 2,272,604 2,135,373 Operating Income (Loss) 15,666,340 32,783,235 Other Income (Expense) 239,325 (388,071) Net Income (Loss) 15,905,665$ 32,395,164$ Net Income (Loss) Per Unit 1,089$ 2,218$ Balance Sheets 12/31/2022 9/30/2022 Assets 236,441,636$ 188,955,828$ Current Liabilities 59,840,245$ 27,431,166$ Long Term Debt 20,735,940$ 14,254,170$ Member's Equity 155,865,451$ 147,270,492$ Total Liabilities & Member's Equity 236,441,636$ 188,955,828$ Book Value Per Share 10,671$ 10,083$ 1st Quarter 2022 Financial Results *

5 | P a g e More detailed financials and financial footnotes, along with other information, can be found in our quarterly and annual reports filed with the Securities Exchange Commission (SEC). These are available by linking from our website to the SEC website; simply click on “Investors” then “SEC Info”. Please call our office if you need any assistance in obtaining or understanding the reports. Cardinal’s Employee Spotlight At Cardinal Ethanol, we rely on a team of skilled employees to keep our operations running smoothly. One member of that team who deserves recognition is Shane Roderick, one of our dedicated board operators. Shane has been with Cardinal for six years now, and in that time, he has become an integral part of our team. He is responsible for overseeing our control boards, which are used to manage the processes of ethanol production. One of the things that sets Shane apart is his attention to detail. He takes great care to ensure that our plant is running optimally. He is also highly skilled at troubleshooting and problem-solving, which is invaluable when unexpected issues arise. But it's not just Shane's technical expertise that makes him an exceptional employee. He is also a great team player, always willing to lend a hand to when needed. His positive attitude and strong work ethic make him a pleasure to work with, and he is highly respected by his coworkers. Shane is a lifelong Randolph County resident. He enjoys playing golf and softball. We are lucky to have Shane as part of our team, and we look forward to seeing all that he will achieve in the years to come.

6 | P a g e CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This communication contains forward looking statements regarding future events, future business operations or other future prospects. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. Cardinal Ethanol disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events or otherwise. Certain of these risk and uncertainties are described in our filings with the SEC which are available at the SEC’s website at www.sec.gov.